Exhibit 99

MHR CAPITAL PARTNERS MASTER ACCOUNT LP

By: MHR Advisors LLC,
its General Partner

By: /s/ Janet Yeung
       Name: Janet Yeung
       Title: Authorized Signatory

Address:	40 West 57th Street, 24th Floor
New York, NY 10019

MHR ADVISORS LLC

By: /s/ Janet Yeung
       Name: Janet Yeung
       Title: Authorized Signatory

Address:	40 West 57th Street, 24th Floor
New York, NY 10019

MHR INSTITUTIONAL PARTNERS II LP

By: MHR Institutional Advisors II LLC,
its General Partner

By: /s/ Janet Yeung
       Name: Janet Yeung
       Title: Authorized Signatory

Address:	40 West 57th Street, 24th Floor
New York, NY 10019

MHR INSTITUTIONAL PARTNERS IIA LP

By: MHR Institutional Advisors II LLC,
its General Partner

By: /s/ Janet Yeung
       Name: Janet Yeung
       Title: Authorized Signatory

Address:	40 West 57th Street, 24th Floor
New York, NY 10019

MHR INSTITUTIONAL ADVISORS II LLC

By: /s/ Janet Yeung
       Name: Janet Yeung
       Title: Authorized Signatory

Address:	40 West 57th Street, 24th Floor
New York, NY 10019

MHRC LLC

By: /s/ Janet Yeung
       Name: Janet Yeung
       Title: Authorized Signatory

Address:	40 West 57th Street, 24th Floor
New York, NY 10019

MHRC II LLC

By: /s/ Janet Yeung
       Name: Janet Yeung
       Title: Authorized Signatory

Address:	40 West 57th Street, 24th Floor
New York, NY 10019

MHR FUND MANAGEMENT LLC

By: /s/ Janet Yeung
       Name: Janet Yeung
       Title: Authorized Signatory

Address:	40 West 57th Street, 24th Floor
New York, NY 10019

MHR HOLDINGS LLC

By: /s/ Janet Yeung
       Name: Janet Yeung
       Title: Authorized Signatory

Address:	40 West 57th Street, 24th Floor
New York, NY 10019